UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4-(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The information regarding the Indenture governing the Senior Secured Notes due September 2011, Series A contained below in Item 3.03 is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification of Rights to Security Holders.

     Foster Wheeler has entered into amendments to the Indenture governing the Senior Secured Notes due September 2011, Series A (“Senior Notes”) issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd. and certain subsidiary guarantors. Such amendments are contained in the First Supplemental Indenture, dated as of October 28, 2005, which is attached hereto as Exhibit 99.1.

     Set forth below is a summary of the provisions that have been eliminated or amended. This summary is qualified in its entirety by reference to the Indenture (previously filed with the Securities and Exchange Commission as Exhibit 4.2 to Foster Wheeler’s Registration Statement on Form S-4 on October 20, 2004) and the First Supplemental Indenture attached hereto.

Location	Indenture Provisions

Section 4.03 of the	Existence. This provision required Foster Wheeler LLC to preserve its
indenture (deleted)	existence and the existence of each “restricted subsidiary,” as such term is defined in the indenture, in accordance with their respective organizational documents and to keep in full force and effect the material rights, licenses and franchises of Foster Wheeler LLC and each restricted subsidiary.

Section 4.05 of the	Limitation on Debt and Disqualified or Preferred Stock. Subject to certain
indenture (deleted)	exceptions, this provision restricted Foster Wheeler LLC and each restricted subsidiary from incurring indebtedness or issuing “disqualified stock,” as such term is defined in the indenture, unless, after giving effect to such incurrence or issuance, the fixed charge coverage ratio was not less than
2.25 to 1.0 and the senior debt to consolidated cash flow ratio did not exceed 3.50 to 1.0, each as defined in the indenture.

Section 4.06 of the	Limitation on Restricted Payments. Subject to certain exceptions, this provision
indenture (deleted)	restricted Foster Wheeler LLC and each restricted subsidiary from (i)
declaring or paying any dividend on its equity interests held by persons other than Foster Wheeler LLC or any restricted subsidiary, (ii) purchasing, redeeming or otherwise acquiring any equity interests of Foster Wheeler
LLC or any restricted subsidiary held by persons other than Foster Wheeler
LLC or any restricted subsidiary, (iii) repaying, redeeming, repurchasing or making any payment on any “subordinated debt,” as such term is defined in the indenture, except payments of interest and principal at maturity or (iv)
making any investments other than “permitted investments,” as such term is defined in the indenture.

Section 4.07 of the	Limitation on Liens. This provision restricted Foster Wheeler LLC and each
indenture (deleted)	restricted subsidiary from incurring any liens of any nature on any of their properties or assets other than certain permitted liens unless the notes were secured equally and ratably by such properties and assets (other than the
“collateral,” as defined in the indenture) for so long as such obligations are so secured.

Section 4.08 of the Indenture	Limitation on Sale and Leaseback Transactions. This provision restricted the
(deleted)	ability of Foster Wheeler LLC and each restricted subsidiary from entering into sale and leaseback transactions, subject to certain exceptions.

Section 4.09 of the Indenture	Limitation on Dividend and Other Payment Restrictions Affecting Restricted
(deleted)	Subsidiaries. Subject to certain exceptions, this provision restricted Foster
Wheeler LLC and each restricted subsidiary from creating any consensual restriction on the ability of any restricted subsidiary to (i) pay dividends or make any other distributions on its equity interests owned by Foster
Wheeler LLC or any other restricted subsidiary, (ii) make loans or advances to Foster Wheeler LLC or any other restricted subsidiary or (iii) transfer any of its properties or assets to Foster Wheeler LLC or any other restricted subsidiary.

Section 4.10 of the Indenture	Repurchase of Notes Upon a Change of Control. Generally, this provision
(deleted)	required Foster Wheeler LLC to make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest not later than 30 days following a “change of control,” as such term is defined in the indenture.

Section 4.11 of the Indenture	Limitation on Asset Sales. This provision generally restricted Foster Wheeler
(deleted)	LLC and each restricted subsidiary from making any sale, lease, transfer, conveyance or other disposition of any assets outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction (including the sale or issuance of any equity interests in any restricted subsidiary), unless (i) such sale was at fair market value, (ii) at least 75% of the consideration for such sale consisted of cash or cash equivalents, and (iii) the proceeds from such sale were used for specified purposes set forth in the indenture.

Section 4.12 of the Indenture	Limitation on Transactions with Affiliates. This provision, subject to certain
(deleted)	exceptions, prevented the Company and any restricted subsidiary from (i)
entering into any transaction or arrangement, including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (i) any holder, or any affiliate of any holder, of 10% or more of the voting stock of Foster Wheeler Ltd. or (ii) any affiliate of either Foster
Wheeler LLC or any restricted subsidiary, except upon fair and reasonable terms that were no less favorable to Foster Wheeler LLC or the restricted subsidiary than could be reasonably obtained in a comparable arm’s length transaction with a person that was not an affiliate of Foster Wheeler LLC or any of its subsidiaries.

Section 4.14 of the Indenture	Designation of Restricted and Unrestricted Subsidiaries. This provision set forth
(deleted)	the circumstances under which (i) Foster Wheeler LLC could designate a subsidiary to be an “unrestricted subsidiary,” as such term is defined in the indenture, (ii) a subsidiary previously designated an unrestricted subsidiary would be deemed to become a restricted subsidiary and (iii) the consequences of an unrestricted subsidiary becoming a restricted subsidiary.

Section 4.15 of the Indenture	Financial Reports. This provision required Foster Wheeler LLC to provide to
(deleted)	the trustee and the holders of the notes all quarterly and annual financial information that would be required to be contained in Foster Wheeler LLC’s
Forms 10-Q and 10-K if it were required to file such forms under the
Exchange Act, including “Management’s Discussion and Analysis of

Financial Condition and Results of Operations,” and with respect to annual information only, a report thereon by Foster Wheeler LLC’s certified independent accountants (which information was satisfied by delivering such information with respect to Foster Wheeler Ltd.). Such provision also required the delivery of all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K to the trustee and the holders of notes. Finally, such provision also required that Foster
Wheeler LLC deliver to the trustee a certificate setting forth a balance sheet and a statement of operations and comprehensive loss of Foster Wheeler
LLC and each restricted subsidiary separate from the unrestricted subsidiaries for the same periods covered by the Forms 10-Q and 10-K otherwise required to be delivered.

Section 4.16 of the Indenture	Reports to Trustee. This provision required Foster Wheeler LLC to deliver to
(deleted)	the trustee (i) within 90 days after the end of each fiscal year a certificate stating that Foster Wheeler LLC had fulfilled in all material respects its obligations under the indenture or, if there had been a default, specifying the details of the default and the actions taken or proposed to remedy such default and (ii) as soon as possible, but in any event, within 30 days after responsible officers of Foster Wheeler LLC became aware of the occurrence of a default, an officers’ certificate setting forth the details of the default, and the action which Foster Wheeler LLC proposed to take with respect thereto.

Section 5.01 of the Indenture	Consolidation, Merger or Sale of Assets by the Company; No Lease of All or
(deleted)	Substantially All Assets. Generally, this provision restricted Foster Wheeler
LLC from merging with, or conveying, transferring or leasing its properties or assets to, other entities.

Section 5.02 of the Indenture	Merger by Subsidiary Guarantors. This provision restricted each “subsidiary
(deleted)	guarantor,” as such term is defined in the indenture, from merging with or into any other person, subject to certain specified exceptions.

Section 6.01(3) of the	This provision included within the term “Event of Default,” the failure of
Indenture (deleted)	Foster Wheeler LLC to make an offer to purchase and thereafter accept any notes tendered when and as required by Sections 4.10 or 4.11 or upon
Foster Wheeler LLC’s failure to comply with the provisions of Section 5.01.
Such sections generally restricted changes of control, asset sales and sale leaseback transactions and/or required Foster Wheeler LLC to offer to repurchase the notes upon specified conditions. Each is described in more detail above.

Section 6.01(5) of the	This provision included within the term “Event of Default,” (i) an event of
Indenture (deleted)	default with respect to any indebtedness of Foster Wheeler LLC or any restricted subsidiary having an outstanding principal amount of $15,000,000 or more in the aggregate that results in such indebtedness being due and payable prior to scheduled maturity or (ii) the failure by Foster Wheeler LLC or any restricted subsidiary to make a principal payment when due with respect to any indebtedness having an outstanding principal amount of
$15,000,000 or more in the aggregate, with such defaulted payment not made, waived or extended within the applicable grace period

Section 6.01(6) of the	Generally, this provision included within the term “Event of Default,” the
Indenture (deleted)	rendering of one or more judgments or orders of any court for the payment of money by Foster Wheeler LLC or any “significant restricted subsidiary,”
as such term is defined in the indenture, if such judgments were not paid or discharged, settled or fully bonded and there was a period of 60 consecutive days following the entry of such judgment or order that caused the aggregate amount for all such judgments and orders outstanding to exceed by $15,000,000 amounts which Foster Wheeler LLC’s insurance carriers had agreed to pay under applicable policies.

Section 6.01(7) of the	This provision included within the term “Event of Default,” the
Indenture (amended)	commencement of an involuntary case or other proceeding against Foster
Wheeler LLC, Foster Wheeler Ltd., any significant restricted subsidiary or any group of significant restricted subsidiaries that taken together would constitute a significant restricted subsidiary, with respect to it or its debts under bankruptcy, insolvency or other similar laws seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property. This provision also included within such term the entry of an order of relief against any such entity under the U.S. federal bankruptcy laws. As amended, this provision applies solely to Foster
Wheeler LLC and Foster Wheeler Ltd.

Section 6.01(8) of the	This provision included with the term “Event of Default,” (i) the
Indenture (amended)	commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law against, or the consent to an order for relief in an involuntary case under any such law by, Foster Wheeler LLC, Foster
Wheeler Ltd., any significant restricted subsidiary or any group of significant restricted subsidiaries that together would constitute a significant restricted subsidiary, (ii) the consent by Foster Wheeler LLC, Foster Wheeler Ltd., any significant restricted subsidiary or any group of significant restricted subsidiaries which taken together would constitute a significant restricted subsidiary to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such entity or group of such entities, or for all or substantially all of such entity’s or group’s property and assets and (iii) any general assignment for the benefit of creditors by Foster Wheeler LLC, Foster Wheeler Ltd., any significant restricted subsidiary or any group of significant restricted subsidiaries which taken together would constitute a significant restricted subsidiary. As amended, this provision applies solely to Foster Wheeler
LLC and Foster Wheeler Ltd.

Section 10.02(b) of the	This provision required Foster Wheeler LLC to deliver each year to the
Indenture (deleted)	trustee an opinion of counsel regarding the perfection of liens on the collateral securing the notes.

Item 8.01 – Other Events

     On October 28, 2005, Foster Wheeler issued a press release announcing its acceptance of certain Senior Notes tendered by locked-up holders and the success of its related consent solicitation. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

99.1	First Supplemental Indenture, dated as of October 28, 2005
99.2	Press Release, dated October 28, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: November 3, 2005	By:	/s/ Thierry Desmaris

Name: Thierry Desmaris
Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	First Supplemental Indenture, dated as of October 28, 2005
99.2	Press Release, dated October 28, 2005